CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 23, 2007 with respect to the consolidated financial statements of Journey Resources Corp. for the years ended November 30, 2006, 2005 and 2004 included in the Registration Statement on Form 20-F (filed under the Securities Exchange Act of 1934), filed with the U.S. Securities and Exchange Commission

“Watson Dauphinee & Masuch”
Watson Dauphinee & Masuch
Chartered Accountants

Vancouver, British Columbia, Canada
June 27, 2007